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EXHIBIT 99.1(c)

Amendment to Agreement and Declaration of Trust
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                        WRITTEN INSTRUMENT AMENDING THE
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                             OF PACIFIC SELECT FUND


     RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated July 9, 1987, and amended on October 28, 1988, October 18, 1993, December 30, 1994, March 3, 1995, and November 17, 1995 ("Declaration of Trust"), and having heretofore divided the shares of beneficial interest of the Trust in fourteen separate Series (the "Series"), hereby amend the Declaration of Trust by designating and establishing four additional Series to be known as the "Large-Cap Value Portfolio", the "Mid-Cap Value Portfolio", the "REIT Portfolio", and the "Small-Cap Index Portfolio", such new Series to have the relative rights and preferences set forth in Subsections (a) through (e) of
Section 6.2 of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the ____ day of _______________, 1998.


___________________________    ______________________________
Thomas C. Sutton                    Glenn S. Schafer
Trustee                             Trustee


____________________________   ______________________________
Richard L. Nelson                   Alan Richards
Trustee                             Trustee


____________________________
Lyman S. Porter
Trustee
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                            PRESIDENT'S CERTIFICATE


     The undersigned, being the duly appointed, qualified and active President of Pacific Select Fund (the "Trust"), hereby certifies that Section 6.2 of the Trust's Amended and Restated Agreement and Declaration of Trust dated July 9, 1987, and amended on October 28, 1988, October 18, 1993, December 30, 1994, March 3, 1995, and November 17, 1995 (the "Declaration of Trust") has been duly amended in accordance with the provisions of Section 11.4 of the Declaration of Trust.



Date:  _________________, 1998    ________________________________
                                  Thomas C. Sutton
                                  President